                                                            EXHIBIT 10.23


                                 COMMERCIAL LEASE


   THIS COMMERCIAL LEASE AGREEMENT is entered on this, the 27th day of February, 1994, by and between RICHARD R. BENNETT and BETTY J. BENNETT, hereinafter referred to as "Lessors," and OTI INTERNATIONAL, INC., a Delaware corporation, with offices at 60 Second Street, Post Office Box 896, Shalimar, Florida 32579, hereinafter referred to as "Lessee".

   IN CONSIDERATION of the mutual agreements to be performed as hereinafter set forth, the Lessors and the Lessee agree as follows:

1.  TERM: Lessors hereby lease to Lessee the real property in Okaloosa County,
    ----
    Florida, together with the buildings and improvements erected thereon, described more particularly as follows:

               Block 65, Lots 1 through 28, Port Dixie Townsite, Shalimar, Okaloosa County, Florida, EXCLUDING the South 140' x 420' parcel occupied by the Bennett Construction Yard.

(a)  The lease shall commence I January 1995 and shall expire 31 December 1996.

(b) Lessors expressly give and grant to Lessee the right, option, and privilege of extending the leasehold term of this lease two (2) times for an additional period of two (2) year each time, in addition to the original one (1) year leasehold term herein granted, upon the same terms and conditions as herein set out, all of which shall apply to such extended term to the same extent and as fully as if this lease had been written for the period of time covering both the original term and the extended term or terms provided in this option of extension, and in such event the word "term" in this agreement shall mean and refer to the original term as extended.

(c) The option herewith granted by Lessors to Lessee to extend the term of this lease shall expire, and be of no further force and effect, unless exercised by Lessee by written notice to Lessors on or before the date which is one hundred eighty (180) days prior to the expiration of the term then in effect.

(d) In the event Lessee elects to exercise any such option of extension, then the giving of the above-described notice by lessee so notifying Lessors in writing, if given within the time hereinabove provided, shall operate to automatically extend this lease for an additional term without further action on the part of either of the parties hereto.

(e) Notwithstanding any of the above provisions, it is agreed that such option may be exercised only if at the time of such exercise this lease is in full force and effect, and Lessee is not in default in the performance of any of the terms or provisions of this lease.

4.  RENT:  Lessee agrees to pay Lessors an annual lease price of Ninety-seven
    ----
Thousand Five Hundred ($97,500.00) Dollars, plus applicable Florida State Sales Tax and 0kaloosa County, Florida Real Property ad valorem taxes.

(a) These payments will be made monthly, in advance, as itemized below for the year 1995:

                       $ 97,500.00               Rent
                       $  5,850.00               approximate 6% sales tax
                       $  7,880.00               approximate ad valorem tax
                       -----------

                       $111,230.00

                       $  9,269.17               1995 Monthly Payments
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(b)  The rent payment will be due on the first day of each month, commencing
     January 1, 1995.

(c) The Florida State Sales Tax and the Okaloosa County ad valorem real property taxes will be based on the actual sums due, and adjusted accordingly.

(d) The price of the rent for the optional years will be adjusted annually by the average increase in the Consumer Price Index for all urban Consumers (CPI-U).

(e)  The first and last months' rent payments will be due in advance.

5. Lessors may continue to utilize one (1) of the buildings in the back fenced area, to be chosen by the Lessee.

6. The Lessee agrees to pay all utility bills for its leased premises after commencement of the lease term.

7.  MAINTENANCE, REPAIRS and ALTERATIONS:
    ------------------------------------

(a)  The Lessors agree to maintain the structure and roof of the building.

(b) ST Keltec Corp., Signal Technology, in accordance with the terms of the existing lease agreement, shall be required to place the air conditioning, heating, and electrical systems in acceptable condition to the satisfaction of the Lessors (Bennett). This shall be accomplished at the end of the Keltec lease.

(c) Lessors (Bennett) thereafter will be responsible for air conditioning compressors and fan motors in the air conditioning units.

(d) Lessors are responsible for replacement of air conditioning equipment if lessor deems replacement to be necessary.

(e) The Lessee agrees to maintain the interior of the building, and further agrees to use reasonable care in operating the heating and cooling equipment.

(f) Lessee shall provide periodic cleaning, preventive maintenance, and servicing of the heating and cooling equipment by a State-certified air conditioning contractor.

(g) At the expiration of the lease, the property shall be restored to the Lessors in the same condition as on the commencement of the lease term, less fair wear and tear.

(h) Lessee shall not, without first obtaining the consent of Lessors, make any alterations, additions or improvements in, to, or about the premises.

8.  INSURANCE and INDEMNIFICATION:
    -----------------------------

         (a) The Lessors agree to maintain fire and extended coverage insurance on the building.

         (b) The Lessee agrees to maintain liability insurance to protect the Lessors and insurance on the contents of the building during the term or terms of this lease.

         (c) The amount of contents insurance will be in an amount acceptable to the Lessors.

         (d) The Lessee agrees to indemnify the Lessors from any damage to the property or that may be sustained by individuals as a result of injuries on the premises due to the negligence of Lessee.

         (e) The Lessee further agrees to carry liability insurance with minimum $5,000,000 combined single limits, with the said Lessors being named as additional insureds on the policy. Lessee will supply Lessor with proof of such insurance.

   9.  ASSIGNMENT and SUBLETTING:  The Lessee agrees not to sublease or assign
       --------------------------
this lease or rent the property to any person, firm or entity without first obtaining the consent of the Lessors, which consent will not be unreasonably withheld.

         (a) In the event of any assignment of subletting by Lessee, the Lessors shall receive from the Lessee one-half (1/2) of any sums which exceed the rents due from Lessee to Lessors under this lease.

  10.  USE:  Lessee shall use and occupy the premises for design, assembly, and
       ---
light manufacturing of electonics and metal parts, together with administration and marketing related thereto, and for no other purpose unless expressly approved by Lessors.

         (a) Lessor has been advised by the Lessee of Lessee's intent to install machinery which may weigh in excess of 5,000 pounds. Lessor confirms that the floor system of the building will carry loads of this nature when installed as static loads distributed over dimensions typical of machine tool base configurations.

         (b) Lessee shall not use any portion of the premises for purposes other than those specified hereinabove, and no unlawful use shall be made or permitted to be made upon the premises.

         (c) Lessee shall commit no act of waste and shall take good care of the premises and the fixtures and appurtenances on it and shall, in use and occupancy of the premises, conform to all laws, orders, and regulations of the federal, state and municipal governments or any of their departments.

   11.  DESTRUCTION OF PREMISES:
        -----------------------

         (a) If the leased property is damaged by fire or other casualty to the extent of forty percent (40%) or more, either party shall have the option to rebuild and repair the leased property, or to terminate this lease.

         (b) If the leased property is damaged to a lesser extent, the Lessors will build or repair.

         (c) In the event of damage by fire or other casualty, the rent payable under this lease shall abate in proportion to the impairment of the use that can reasonably be made of the property for the purposes permitted by this lease until the lease is terminated or the leased property is rebuilt or repaired in accordance with this paragraph.

   12. If either the Lessee or the Lessors shall fail to perform, or shall breach any covenant of this lease, other than the agreement of the Lessee to pay rent, and such failure or breach shall continue for ten (10) days after written notice specifying the performance required shall have been given to the party failing to perform, the party so giving notice may institute action in a court of competent jurisdiction to terminate this lease or to compel performance of the agreement, and the prevailing party in that litigation shall be paid by the losing party, all expenses incurred by the winning party in the litigation, including a reasonable attorney's fee.

   13. If any rent required by the lease shall not be paid by the 10th day of each month, the Lessors shall have the option to:

         (a) terminate this lease, resume possession of the property for their own account, and recover immediately from the Lessee the difference between the rent specified in the lease and the fair rental value of the property for the remainder of the term.

         (b) resume possession and re-lease or rent the property for the remainder of the term for the account of the Lessee, and recover from the Lessee, at the end of the term or at the time each payment of rent comes due under this lease, as the lessors may choose, the difference between the rent specified in the lease and the rent received on the releasing or re-renting.

         (c) In such events, Lessors shall also recover all expenses incurred by the reason of the breach, including a reasonable attorney's fee.

         (e)  Pursue all other remedies available under the laws of Florida.

14. Lessor shall have the right to terminate the lease if Lessee shall become insolvent or bankrupty.

15.  PAYMENT OF RENTS and NOTICES:
     ----------------------------

         (a) All rent payable and notice given to the Lessors shall be paid and given at Post Office Box 753, Shalimar, Florida 32579.

         (b) All notices given under this lease to the Lessee or any assignee of the Lessee shall be given at the leased premises.

         (c) Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address set forth in paragraph (a) above, or at such other place as may be designated by the parties from time to time.

   16. Any waiver or forbearance by the Lessors to apply provided remedies for breaches of the agreement by the Lessee shall not be implied or constructed to imply any future or continuing waiver or forbearance unless expressly stated in writing.

   17. The Lessee shall have the right, at termination of the lease, to remove all trade fixtures from the premises.

   18.  WAIVER:  No failure of Lessors to enforce any term hereof shall be
        ------
deemed to be a waiver.

   19.  TIME:  Time is of the essence of this lease.
        ----

   20.  HEIRS, ASSIGNS, SUCCESSORS:  This lease is binding upon and inures to
        --------------------------
the benefit of the heirs, assigns, and successors in interest to the parties.

   21.  ENTIRE AGREEMENT:  The foregoing constitutes the entire agreement
        ----------------
between the parties and may be modified only by a writing signed by both parties.

   22.  RADON GAS:  Radon is a naturally occurring radioactive gas that, when it
        ---------
has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

   IN WITNESS WHEREOF, the parties have set their hands and seals the day and year above written.

WITNESS AS TO LESSORS:                                    LESSORS:

   /s/ William T. Lemons                        /s/ Richard R. Bennett
-----------------------------------          ----------------------------------
Printed name: William T. Lemons              Richard R. Bennett

   /s/ Steven R. Bennett                        /s/ Betty J. Bennett
-----------------------------------          ----------------------------------
Printed Name: STEVEN R. BENNETT              BETTY J. BENNETT

WITNESS AS TO LESSEE:                                       LESSEE

                                                  OTI INTERNATIONAL, INC.,
                                                  A DELAWARE CORPORATION
:
   /s/ Joan E. Cahill
-----------------------------------
Printed Name: JOAN E. CAHILL                 By:  /s/ Richard R. Bennett
                                             ----------------------------------
                                                  Its:  PRESIDENT

   /s/ Kornelia Birner
-----------------------------------
Printed Name: KORNELIA BIRNER